Exhibit 99.7

                        MARVEL ENTERTAINMENT GROUP, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                     FROM THE FIRST QUARTER 1998 FORM 10-Q

                                                                             Page
                                                                             ----
Condensed Consolidated Balance Sheets as of March 31, 1998 and
December 31, 1997........................................................     3

Condensed Consolidated Statements of Operations for the quarters
  ended March 31, 1998 and 1997..........................................     4

Condensed Consolidated Statements of Cash Flows for the quarters
  ended March 31, 1998 and 1997..........................................     5

Condensed Consolidated Statements of Comprehensive Loss for the
  quarters ended March 31, 1998 and 1997.................................     6

Notes to Condensed Consolidated Financial Statements.....................     7

                        MARVEL ENTERTAINMENT GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
      (SEE NOTE 1 OF NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS)
                                   (UNAUDITED)


                                                                                  March 31,   December 31,
                                                                                     1998         1997
                                                                                --------------------------
ASSETS
Current assets:
   Cash.................................................................            $  24.0        $  21.7
   Accounts receivable, net.............................................               93.5           86.8
   Inventories, net.....................................................               34.6           43.9
   Assets held for sale.................................................               12.9             --
   Deferred income taxes................................................                2.0            2.0
   Prepaid expenses and other...........................................               28.6           34.1
                                                                                --------------------------

     Total current assets...............................................              195.6          188.5

Property, plant and equipment, net......................................               47.8           55.5
Goodwill and other intangibles, net.....................................              169.6          174.7
Investment in Toy Biz...................................................               33.0           33.0
Deferred charges and other..............................................               21.2           24.8
                                                                                --------------------------

     Total Assets.......................................................            $ 467.2        $ 476.5
                                                                                ==========================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Debtor-in-Possession Loan............................................            $  91.2        $  91.2
   Accounts payable.....................................................               76.8           78.3
   Accrued expenses and other...........................................              136.7          127.3
   Panini short term borrowings.........................................               46.1           39.5
   Panini debt..........................................................              119.2          121.9
                                                                                --------------------------

     Total current liabilities..........................................              470.0          458.2

Long-term debt..........................................................                8.3            8.5
Other long-term liabilities.............................................               19.1           19.6
Liabilities subject to settlement under reorganization..................              502.2          502.2
                                                                                --------------------------

     Total Liabilities..................................................              999.6          988.5

Stockholders' deficit:..................................................
   Common Stock.........................................................                1.0            1.0
   Additional paid-in capital...........................................               93.1           93.1
   Accumulated deficit..................................................             (623.7)        (604.6)
   Comprehensive loss...................................................               (2.8)          (1.5)
                                                                                --------------------------

     Total Stockholders' Deficit........................................             (532.4)        (512.0)
                                                                                --------------------------

     Total Liabilities and Stockholders' Deficit........................            $ 467.2        $ 476.5
                                                                                ==========================

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

                       MARVEL ENTERTAINMENT GROUP, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
     (SEE NOTE 1 OF NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS)
                                  (UNAUDITED)

                                                                                       For the
                                                                                  Three Months Ended
                                                                                       March 31,
                                                                           --------------------------------
                                                                               1998                1997
                                                                           ------------        ------------
Net revenues..........................................................       $  97.1              $ 156.7

Cost of sales.........................................................          72.7                104.5

Selling, general & administrative expenses............................          23.3                 48.5

Depreciation and amortization.........................................           2.1                  4.8

Amortization of goodwill, intangibles and deferred changes............           2.6                  4.3

Interest expense, net (contractual interest for the quarter
  ended March 31, 1998 was $19.7).....................................           6.9                 15.6

Foreign exchange gain.................................................          (0.3)                (0.7)

Loss on sale of confectionery business................................           3.4                   --

Equity in net income of unconsolidated subsidiaries and other,
  net.................................................................           0.1                  0.1
                                                                           ------------        ------------

Loss before reorganization items, provision for income
  taxes and minority interest.........................................         (13.5)               (20.2)

Reorganization items..................................................           5.1                  3.4
                                                                           ------------        ------------

Loss before provision for income taxes and minority interest..........         (18.6)               (23.6)

Provision for income taxes............................................           0.5                  3.8
                                                                           ------------        ------------

Loss before minority interest.........................................         (19.1)               (27.4)

Minority interest in earnings of Toy Biz..............................            --                  0.4
                                                                           ------------        ------------

Net loss..............................................................        ($19.1)              ($27.8)
                                                                           ============        ============

Loss per Common Share-Basic and Diluted...............................         ($.19)               ($.27)
                                                                           ============        ============

Common shares outstanding - Basic and Diluted (in millions)...........         101.8                101.8
                                                                           ============        ============

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

                       MARVEL ENTERTAINMENT GROUP, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
     (SEE NOTE 1 OF NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS)
                                  (UNAUDITED)

                                                                                                For the
                                                                                            Three Months Ended
                                                                                                March 31,
                                                                                     --------------------------------
                                                                                         1998                1997
                                                                                     ------------        ------------
Cash flows from operating activities:
    Net loss..................................................................            ($ 19.1)            ($ 27.8)
                                                                                     ------------        ------------
    Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation and amortization..........................................                4.7                 9.2
       Provision for deferred income taxes....................................                 --                 2.7
       Undistributed earnings of unconsolidated subsidiaries..................               (0.1)               (0.1)
       Minority interest in earnings of Toy Biz...............................                 --                 0.4
       Other..................................................................                3.4                 0.3
       Changes in assets and liabilities:
         Decrease (increase) in accounts receivable, net......................               (3.1)                9.7
         Decrease (increase) in inventories...................................                1.0                (2.0)
         Decrease (increase) in prepaid expenses and other assets.............               (1.2)               (5.2)
         (Decrease) increase in accounts payable..............................               (2.0)               (7.8)
         (Decrease) increase  in accrued expenses and other...................               13.4                (3.3)
                                                                                     ------------        ------------
    Total adjustments.........................................................               16.1                 3.9
                                                                                     ------------        ------------
           Net cash used in operating activities..............................               (3.0)              (23.9)
                                                                                     ------------        ------------

Cash flows from investing activities:
    Capital expenditures......................................................               (0.4)               (7.3)
    Other investing activities, net...........................................               (0.2)               (5.3)
                                                                                     ------------        ------------
           Net cash used in investing activities..............................               (0.6)              (12.6)
                                                                                     ------------        ------------

Cash flows from financing activities:
    Net (repayments) borrowings under term portion of
       credit agreements......................................................                 --                (5.1)
    Net borrowings under revolving portion of credit agreement................                 --                 5.0
    Net borrowings under Debtor-in-Possession Loan............................                 --                40.0
    Net (repayments) borrowings under other debt..............................                6.3                (4.7)
    Other financing activities................................................                 --                 0.1
                                                                                     ------------        ------------
           Net cash provided by financing activities..........................                6.3                35.3
                                                                                     ------------        ------------

    Effect of exchange rate changes on cash...................................               (0.4)               (2.2)
                                                                                     ------------        ------------

    Net  increase (decrease)in cash...........................................                2.3                (3.4)

Cash, at beginning of period..................................................               21.7                25.1
Cash, at end of period........................................................       ------------        ------------
                                                                                           $ 24.0              $ 21.7
                                                                                     ============        ============
Supplemental disclosures of cash flow information:
    Interest paid during the period...........................................             $  2.2              $ 17.3
    Income taxes paid, net of refunds, during the period......................                 --              $  1.4

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

                       MARVEL ENTERTAINMENT GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
      (SEE NOTE 1 OF NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS)
                                  (UNAUDITED)


                                                               For the
                                                          Three Months Ended
                                                              March 31,
                                                        ----------------------
                                                           1998        1997
                                                        ----------  ----------
Net loss............................................       ($19.1)     ($27.8)

  Foreign currency translation adjustments..........         (1.3)       (0.9)
                                                        ==========  ==========

Comprehensive loss..................................       ($20.4)     ($28.7)
                                                        ==========  ==========

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these statements.

                       MARVEL ENTERTAINMENT GROUP, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


1.        BACKGROUND AND BASIS OF FINANCIAL STATEMENT PRESENTATION

           Marvel Entertainment Group, Inc. ("Marvel" and together with its subsidiaries, the "Company") was incorporated on December 2, 1986, in the State of Delaware. On December 27, 1996, Marvel along with eight of its operating and inactive subsidiaries (together with Marvel, the "Debtor Companies") commenced cases (the "Marvel Cases") under chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") by filing voluntary petitions for relief in the United States Bankruptcy Court for the District of Delaware ("Bankruptcy Court"). In November 1997, the United States District Court for the District of Delaware (the "District Court") withdrew the order referring the Marvel Cases to the Bankruptcy Court. Accordingly, the Marvel Cases are being heard in the District Court.

           The accompanying unaudited condensed consolidated financial statements include the accounts of Marvel Entertainment Group, Inc. and its subsidiaries. The unaudited condensed consolidated financial statements of the Company include the consolidation of Toy Biz, Inc. and its subsidiaries (collectively "Toy Biz") since its initial public offering on March 2, 1995 (the "Toy Biz IPO") through June 30, 1997. Since July 1, 1997, due to the dispute over Marvel's ability to control or influence Toy Biz and because Toy Biz ceased reporting its financial information to the Company, the Company deconsolidated Toy Biz. The Company's operations currently consist of (i) the publication and sale of comic books and children's magazines, (ii) the manufacture and distribution of sports and entertainment trading cards and children's activity sticker collections, (iii) licensing of the various characters owned by the Company for consumer products, media and advertising-promotion and (iv) the manufacture and distribution of adhesives and confectionery products. In the opinion of management, all adjustments and intercompany eliminations necessary for a fair presentation to the results of operations, financial position and cash flows have been made and were of a normal recurring nature. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements on Form 10-K and amendments thereto for the year ended December 31, 1997. Certain prior year amounts have been reclassified to conform to current year presentation.

           The Condensed Consolidated Balance Sheet, as of March 31, 1998 reflects Marvel's investment of approximately 7.4 million shares of Toy Biz common stock at the historical cost adjusted for the equity method of accounting through the date of deconsolidation. As of March 31, 1998 the Company's investment in Toy Biz was $33.0. Had the Company reinstated accounting for its investment in Toy Biz on the equity method, the carrying value would have been $26.4 at March 31, 1998 based on Toy Biz's published results through December 31, 1997.

           The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. Continuation of the Company as a going concern is contingent upon, among other things, the ability to formulate a plan of reorganization which will gain approval of requisite parties under the Bankruptcy Code and confirmation of the District Court, the ability to comply with its debtor-in-possession financing agreement, resolution of various litigation against the Company, the Company's ability to make its information systems Year 2000 compliant, and the Company's ability to generate sufficient cash from operations and obtain financing sources to meet its future obligations. In addition, the Company has experienced recurring operating losses, working capital deficiencies, negative operating cash flows and is currently in default under substantially all of its debt agreements. These matters raise substantial doubt about the Company's ability to continue as a going concern.

           If a plan of reorganization regarding the Debtor Companies is confirmed, the consolidated results of operations and the financial condition of the Company may be materially affected.


2.        CHAPTER 11 REORGANIZATION

           (Refer to the Notes to Consolidated Financial Statements included in the Company's Form 10-K and amendments thereto for more information.)

                        MARVEL ENTERTAINMENT GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

Operating Companies

           On December 27, 1996, Marvel along with eight of its operating and inactive subsidiaries, Fleer Corp. ("Fleer"), SkyBox International, Inc. ("SkyBox"), Marvel Characters, Inc., Heroes World Distribution, Inc. ("Heroes World"), The Asher Candy Company, Malibu Comics Entertainment, Inc. ("Malibu"), Frank H. Fleer Corp. and Marvel Direct Marketing Inc. (together with Marvel, the "Debtor Companies") commenced the Marvel Cases in the Bankruptcy Court. Panini S.p.A. ("Panini") and Marvel Restaurant Venture Corp. ("Marvel Restaurants") (a general partner in the joint venture developing Marvel Mania restaurants), which were then active subsidiaries of Marvel, and Toy Biz, Inc. ("Toy Biz"), an affiliate of Marvel, as well as certain other inactive subsidiaries, did not file petitions under the Bankruptcy Code.

         As a result of the several failed attempts at a plan of reorganization, the acrimony among the parties involved, the conflicts of interest between the parties and the significant amount of professional fees and other bankruptcy related costs incurred by the Company, on December 22, 1997, John J. Gibbons was appointed as Chapter 11 Trustee (the "Chapter 11 Trustee") for the Company. The order appointing the Chapter 11 Trustee was appealed by certain creditors of the Company and was affirmed on March 25, 1998 by the United States Court of Appeals for the Third Circuit (the "Court of Appeals").

           The Chapter 11 Trustee has all of the powers of management and the Board of Directors of the Debtor Companies to operate and manage the Debtor Companies, but generally may not engage in transactions outside the ordinary course of business without approval, after notice and hearing of the District Court. Since the appointment of the Chapter 11 Trustee, the Board of Directors of Marvel no longer controls the business of Marvel and as a result, the Board of Directors resigned during 1998.

Plans of Reorganization

           On March 13, 1998, the District Court approved the disclosure statement for the unsolicited merger proposal by Toy Biz, (the "Toy Biz Plan"). The District Court had set May 4th and 5th 1998, as the dates for a confirmation hearing for the proposed Toy Biz Plan. On April 13, 1998, the Court of Appeals issued an order granting a motion to expedite the appeal of a March 30, 1998 decision by the District Court regarding the Company's voting control over Toy Biz. Pending the expedited determination of this appeal, the order also stayed the effectiveness of the District Court's decision and the hearing scheduled for May 4th and 5th, 1998 for confirmation of the Toy Biz Plan.

         On May 12, 1998 a settlement was reached among Toy Biz, the Chapter 11 Trustee, representatives of the Company's Secured Lenders and certain other parties to settle litigation commenced by the Company against Toy Biz, the Secured Lenders and those other parties (the "Governance Litigation"). As a part of this settlement, the Chapter 11 Trustee agreed to attempt to have vacated the appeal of the Governance Litigation concerning the Company's alledged right to replace the Toy Biz board of directors currently pending in the Court of Appeals and to support the Toy Biz Plan which will be amended to reflect the settlement agreement. Under the terms of the proposed settlement, Marvel equity holders and persons entitled to class securities litigation claims under the terms of the amended Toy Biz Plan will receive three series of warrants upon consummation of the amended Toy Biz Plan entitling them to purchase common and convertible/exchangeable preferred stock to be issued by the combined company. The first series of 4 million warrants will have a term of six months and will allow the recipients to purchase common stock in the combined company at a price of $12.00 per share (also subject to increase based on the issuance date of the warrants). The second series of 3 million warrants will have a term of six months and will allow the recipient to purchase convertible/exchangeable preferred stock in the combined company at a price of $10.65 per share (also subject to increase based on the issuance date of the warrants). The final series of 5 million warrants will have a term of four years and will allow the recipients to purchase common stock in the new company at a price of $18.50 per share. Finally, the equity holders and class securities litigation claimants will be entitled to receive future distributions from any recovery on certain current and prospective litigation.

                        MARVEL ENTERTAINMENT GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

          The agreement is subject to the approval of the District Court as well as the approval of the Secured Lenders that have agreed to support the Toy Biz Plan. Toy Biz expects to receive the Secured Lenders' approval shortly and is expeditiously seeking court approval of the settlement together with the Chapter 11 Trustee. The settlement agreement is subject to confirmation of the Toy Biz Plan by June 30, 1998, which will require the Court of Appeals to lift its stay, and to consummation of the amended Toy Biz Plan by August 15, 1998. Such dates are subject to extensions by Toy Biz and the Secured Lenders without the approval of the Chapter 11 Trustee so long as such dates are not extended beyond August 15, 1998 and September 30, 1998 respectively. There can be no assurance that the District Court will approve the settlement or that other conditions of the effectuations of the settlement will be satisfied. In addition, the Chapter 11 Trustee has the right to terminate the agreement in the event that the Chapter 11 Trustee accepts an "Alternative Transaction" as defined. The agreement specifically permits the Chapter 11 Trustee to dispose of Panini S.p.A. and the Company's confections business.

          In addition to the Toy Biz Plan, the Company had received preliminary indications of interest from third parties to purchase the Company or all or part of the Company's assets. As of this date, the Company cannot predict whether any of these indications of interest will result in a more formal offer to purchase any or all of the Company or its assets, nor can the Company determine whether any such indications of interest will result in offers superior to the Toy Biz Plan. Several third parties have conducted due diligence reviews with respect to the Company. On May 8, 1998, the Company entered into an asset purchase agreement which would allow for the sale of the remaining portion of its confectionery business (see Note 4). The Chapter 11 Trustee has retained the services of an investment banking firm to assist in this process.

          There can be no assurance that any plan of reorganization, including the Toy Biz Plan, will be confirmed under the Bankruptcy Code.

          If the Company is unable to obtain confirmation of a plan of reorganization, its creditors or equity security holders may seek other alternatives for the Company, including bids for the Company or parts thereof through an auction process, or possible liquidation.

Holding Companies

          On March 3, 1998, the District Court entered an order permitting the distribution to the holders of the Holding Companies debt obligations (the "Noteholders") of up to 12.5 million outstanding shares of common stock of Marvel which were pledged to secure the Holding Companies debt obligations (the "Notes"). Further, the order authorized the sale by Marvel Holdings, Inc. ("Holdings"), for cash of an additional 2.5 million shares of common stock of Marvel currently held by Holdings in escrow to pay certain administrative expenses. The Indentures Trustee subsequently sought an order from the District Court permitting the distribution to the Noteholders of additional shares of common stock which were pledged to secure the Notes. By an order dated April 9, 1998, the District Court authorized the distribution to the Noteholders of an additional 21.5 million shares of common stock and the sale of approximately 400,000 additional shares of common stock currently held by Holdings to pay certain administrative expenses.

          On April 17, 1998 trading of the Company's common stock was suspended by the New York Stock Exchange and application will be made to the Securities and Exchange Commission to delist the stock. The Company understands that the New York Stock Exchange reached the decision in view of the fact that the Company is below the Exchange's continued listing criteria.

Other
          As part of the chapter 11 process, the Debtor Companies have received a significant number of proofs of claims. The Company is currently in the process of reviewing these claims and believes that a majority of these claims may have been paid pursuant to first day orders of its bankruptcy proceedings or are without merit. Although the Company believes that amounts recorded as of March 31, 1998 are adequate to cover the ultimate liability under these claims, there can be no assurance that these claims will not be settled for amounts in excess of these amounts.

          Financial accounting and reporting during a chapter 11 proceeding is prescribed in Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization Under Bankruptcy Code" ("SOP 90-7"). Accordingly, certain pre-petition obligations, which may be subject to settlement, have been classified as obligations, subject to chapter 11 settlement under reorganization and consist of the following estimated amounts:

                        MARVEL ENTERTAINMENT GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                             March 31,      December 31,
                                                                               1998             1997
                                                                           -----------      ------------
Total accrued expenses...................................................       $ 13.7            $ 13.7
Debt:
       U. S. Term Loan Agreement.........................................       $350.0            $350.0
       Amended and Restated Credit Agreement.............................        120.0             120.0
       Additional Revolving Credit Facility..............................         15.0              15.0
                                                                           -----------      ------------
           Total debt....................................................        498.7             498.7
Other long-term liabilities..............................................          3.5               3.5
                                                                           -----------      ------------
Total liabilities subject to settlement under reorganization.............       $502.2            $502.2
                                                                           ===========      ============


3.         DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

ACCOUNTS RECEIVABLE, NET:

                                                                             March 31,           December 31,
                                                                                1998                 1997
                                                                           ------------          ------------
Accounts receivable......................................................       $114.4                 $109.6
Less:  Allowances........................................................        (20.9)                 (22.8)
                                                                           -----------           ------------
                                                                                $ 93.5                 $ 86.8
                                                                           ===========           ============
INVENTORIES, NET:

Finished goods...........................................................       $ 20.9                 $ 26.0
Work in process..........................................................         10.3                   12.7
Raw materials............................................................          9.7                   13.9
Less:  Reserve for obsolescence..........................................         (6.3)                  (8.7)
                                                                           -----------           ------------
                                                                                $ 34.6                 $ 43.9
                                                                           ===========           ============

GOODWILL AND OTHER INTANGIBLES, NET:


Goodwill and other intangibles...........................................       $240.1         $243.9
Less:  Accumulated amortization..........................................        (70.5)         (69.2)
                                                                           -----------      ---------
                                                                                $169.6         $174.7
                                                                           ===========      =========


4.         ASSETS HELD FOR SALE

          In March 1998, the Company decided to sell the remaining portion of the confectionery business and on May 8, 1998 it entered into an Asset Purchase Agreement with Concord Confections Inc. ("the Buyer") The Asset Purchase Agreement provides for the sale of the remaining portion of the confectionery business for the purchase price of $13.0 in cash (subject to adjustment), plus the assumption of certain assumed liabilities of the Company related to the confections business. The Company agrees to transfer certain assets, rights and properties free of all liens of its domestic operations as well as all capital stock of its interests in foreign operations, as well as certain debt, liabilities and obligations. The closing of the sale is scheduled to occur on the next business day immediately following the entry of the sale order by the District Court approving the Asset Purchase Agreement and certain contemplated transactions with regard to the Asset Purchase Agreement.

          If a sale of the remaining portion of the confectionery business occurs, the net proceeds of such sale would be due to the Company's lenders in accordance with the terms of the DIP Agreement. The Company, however, intends to negotiate with the DIP lenders to allow for the use of the net proceeds from the sale to pay

                        MARVEL ENTERTAINMENT GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

down a portion of the principal balance of the DIP loan and to maintain a portion of the net proceeds for working capital requirements. A summary of the confectionery net assets to be disposed as of March 31, 1998 is illustrated below:

                                                                   March 31,
                                                                     1998
                                                                 -----------
          Current Assets......................................         $11.2
          Long Term Assets....................................           9.4
                                                                 -----------
          Total Assets........................................         $20.6
                                                                 -----------

          Current Liabilities.................................         $ 4.0
          Long Term Liabilities...............................            .3
                                                                 -----------
          Total Liabilities...................................         $ 4.3
                                                                 -----------

          Net Assets..........................................         $16.3
                                                                 ===========

          The sale of the confectionery business is subject to an auction process with customary breakup fees and topping bids and approval of the District Court. During the quarter ended March 31, 1998, the Company recognized a loss of approximately $3.4 based on the estimated selling price. There can be no assurance that the District Court will approve this transaction or that the other conditions to closing will be satisfied.

          Included in the Condensed Consolidated Statements of Operations for the quarter ended March 31, 1998, are $4.4 of confectionery revenues. Operating loss for the quarter ended March 31, 1998 was $1.0.

                        MARVEL ENTERTAINMENT GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

5.         FINANCIAL STATEMENTS OF ENTITIES OPERATING UNDER CHAPTER 11

The combined condensed balance sheet as of March 31,1998 of the Debtor Companies is as follows:

ASSETS
Current assets:
   Cash.................................................................    $  21.5
   Accounts receivable, net.............................................       17.2
   Inventories, net.....................................................        8.4
   Assets held for sale.................................................        9.5
   Deferred income taxes................................................        1.6
   Prepaid expenses and other...........................................        1.7
                                                                          ---------
              Total current assets......................................       59.9

Property, plant and equipment, net......................................        3.5
Goodwill and other intangibles, net.....................................      103.4
Investment in Toy Biz...................................................       33.0
Deferred charges and other..............................................       16.4
Investments in and advances to subsidiaries, at cost....................      (39.9)
                                                                          ---------
              Total Assets..............................................    $ 176.3
                                                                          =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Debtor-in-Possession Loan............................................    $  91.2
   Accounts payable.....................................................       20.7
   Accrued expenses and other...........................................       88.2
                                                                          ---------

              Total current liabilities.................................      200.1

Other long-term liabilities.............................................        6.4
Liabilities subject to settlement under reorganization..................      502.2
                                                                          ---------

              Total Liabilities.........................................      708.7
                                                                          ---------

Stockholders' deficit:
   Common Stock.........................................................        1.0
   Additional paid-in capital...........................................       93.1
   Accumulated deficit..................................................     (623.7)
   Comprehensive loss...................................................       (2.8)
                                                                          ---------

              Total Stockholders' Deficit...............................     (532.4)
                                                                          ---------

              Total Liabilities and Stockholders' Deficit...............    $ 176.3
                                                                          =========

                        MARVEL ENTERTAINMENT GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

The combined condensed statement of operations for the three months ended March 31,1998 of the Debtor Companies is as follows:

Net revenues............................................................     $ 38.1

Cost of sales...........................................................       30.4

Selling, general & administrative expenses..............................       13.6

Depreciation and amortization...........................................        0.9

Amortization of goodwill, intangibles and deferred charges..............        1.9

Interest expense, net (Contractual interest for the three
   months ended March 31, 1998 was $15.3)...............................        2.5

Loss on sale of confectionery business..................................        3.4

Equity in net income of unconsolidated subsidiaries and
  other, net............................................................        0.1
                                                                          ---------

Loss before reorganization items and provision for
  income taxes..........................................................     (14.5)

Reorganization items....................................................        5.1
                                                                          ---------

Loss before provision for income taxes..................................     (19.6)

Provision for income taxes..............................................        0.1
                                                                          ---------

Net loss Debtor Companies...............................................     (19.7)

Equity in net income of non-Debtor Companies............................        0.6
                                                                          ---------

Net loss................................................................     $ 19.1
                                                                          =========